TO ALL TO WHOM THESE PRESENTS SHALL COME

I, PAULINE ANG HOOI YEONG, Notary Public, duly appointed in the Republic of Singapore DO HEREBY CERTIFY that I have inspected the attached POWER OF ATTORNEY dated 9 March 2018 signed by CHOON PHONG GOH and confirm that the copy as annexed hereto is the true original.

IN TESTIMONY WHEREOF, I, the said Notary, have hereunto subscribed my name and affixed my seal of office this 12th day of March 2018.

REPUBLIC OF SINGAPORE           WHICH I ATTEST

NOTARY                          /s/ Pauline Ang Hooi Yeong
PUBLIC                          NOTARY PUBLIC
SEAL                            NO. 3, ANSON ROAD,
                                #07-01, SPRINGLEAF TOWER,
                                SINGAPORE 079909

                                NOTARY PUBLIC
                                Pauline Ang Hooi Yeong
                                N2017/0008
                                1 Apr 2017 - 31 Mar 2018
                                SINGAPORE

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints each of Timothy Murphy, Janet McGinness, Craig Brown, Seth Pruss and Kathryn Yonda, signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and a Form ID application for access codes to file on EDGAR;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form ID, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934 or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys -in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9 day of March, 2018.

/s/Choon Phong Goh
Choon Phong Goh